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                                                                      EXHIBIT 11


                       GALOOB TOYS, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE


                                                              Years ended December 31
                                                              -----------------------
                                                                 1996                         1995                       1994
                                                                 ----                         ----                       ----
Primary Earnings:
-----------------
Net earnings (loss) applicable to
 common shares ($000)                                     $   (5,849)                  $     6,272                $    15,297
                                                          ===========                  ===========                ===========
Average shares of common stock
outstanding during the period                              14,289,364                   10,071,304                  9,852,673
Add: Incremental shares from assumed
exercise of stock options and warrants                            --                       380,146                    258,439

                                                           ----------                   ----------                 ----------
                                                           14,289,364                   10,451,450                 10,111,112
                                                           ==========                   ==========                 ==========
Net earnings (loss) per common
share - primary                                                $(.41)                  $      0.60                $      1.51
Fully Diluted Earnings:
-----------------------
Net earnings (loss) applicable to
common shares ($000)                                         $(5,849)                  $     6,272                $    15,297
Add: Preferred stock dividends:
Paid ($000)                                                         6                           --                         --
In arrears ($000)                                                  15                        3,127                      3,127
Add: Interest on Debentures ($000)                                205                        1,030                      1,072
                                                           ----------                   ----------                 ----------
                                                             $(5,623)                  $    10,429                $    19,496
                                                           ==========                   ==========                 ==========
Average shares of common stock
outstanding during the period                              14,289,364                   10,071,304                  9,852,673
Add: Incremental shares from assumed
exercise of stock options and warrants                      1,113,296                      444,409                    261,458
Add: Shares issuable upon assumed
conversion of Preferred Stock                                 534,309                    2,180,148                  2,180,148
Add: Shares issuable upon assumed
conversion of 8% Convertible
Subordinated Debentures, weighted                             310,660                    1,511,879                  1,511,879
                                                           ----------                   ----------                 ----------
                                                           16,247,629                   14,207,740                 13,806,158
                                                           ==========                   ==========                 ==========
Net earnings (loss) per common
    share - Fully diluted                                 $        (A)                  $       (A)               $      1.41
                                                           ==========                   ==========                 ==========

(A) Anti dilutive, therefore fully diluted earnings per share is same as primary earnings per share, $(0.41) and $(0.60) for 1996 and 1995, respectively.